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                                             MAY 25, 1996 - INFORMATION ON DISTRIBUTION                   EXHIBIT 28.3
                                                               TO CERTIFICATEHOLDERS

Bear Stearns Asset Backed Securities Inc.
Champion Home Equity Loan Trust 1996-1
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                             Principal Amt
               Original       Outstanding                                                                     Ending
Certificate    Principal       Prior to      Interest      Interest        Interest       Principal       Principal Amount
   Class        Amount       Distribution      Rate        Accrued       Distributed       Payable          Outstanding

    A-1       $ 23,827,000    $ 22,162,299       5.750%      $106,194      $106,194      $  796,257        $21,366,042
    A-2         36,173,000      36,173,000       6.330%       190,813       190,813               0         36,173,000
    A-3         40,000,000      39,506,651     var.rate       196,435       196,435         253,479         39,253,172
     I                   0               0     var.rate        79,742        79,742               0                  0


              $100,000,000     $97,841,951                   $573,184      $573,184      $1,049,736        $96,792,215

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